Exhibit 99

Silicon Labs Announces Third Quarter 2019 Results

– Wireless Strength Drives Record IoT Revenue –

AUSTIN, Texas – Oct. 23, 2019 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its third quarter ended September 28, 2019. Revenue was at the high end of guidance at $223.3 million, up from $206.7 million in the second quarter. Third quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.45 and $0.96, respectively.

“Third quarter revenue was up eight percent sequentially, with growth across all major product categories, and following the ten percent sequential increase we realized in the second quarter,” said Tyson Tuttle, CEO of Silicon Labs. “Despite macro headwinds, ongoing trade policy uncertainties and current semiconductor industry market conditions, we are pleased to deliver two consecutive quarters of strong revenue growth and a return to target operating model profitability.”

Third Quarter Financial Highlights

•	IoT revenue increased to a record $129 million, up 4% sequentially and 3% year-on-year.
•	Infrastructure revenue increased to $45 million, up 3% sequentially and down 14% year-on-year.
•	Broadcast revenue increased to $34 million, up 30% sequentially and down 5% year-on-year.
•	Access revenue increased to $15 million, up 23% sequentially and down 10% year-on-year.

On a GAAP basis:

•	GAAP gross margin was 60.1%.
•	GAAP R&D expenses were $63 million.
•	GAAP SG&A expenses were $48 million.
•	GAAP operating income as a percentage of revenue was 10.7%.
•	GAAP diluted earnings per share were $0.45.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin was 60.2%.
•	Non-GAAP R&D expenses were $49 million.
•	Non-GAAP SG&A expenses were $38 million.

•	Non-GAAP operating income as a percentage of revenue was 21.1%.
•	Non-GAAP diluted earnings per share were $0.96.

Product Results

•	Launched a new portfolio of pre-certified Series 2 wireless modules to simplify the development of smart LED lighting, home automation and industrial IoT applications.
•	Announced a collaboration with Allegion, a pioneer in security solutions, to expand IoT wireless capabilities to security products for smart homes and commercial buildings.
•	Announced the industry’s broadest portfolio of automotive grade timing solutions including AEC-Q100-qualified clock generators, buffers and PCIe devices.
•	Introduced the Si834x isolated smart switch family designed to optimize performance in harsh industrial environments while offering best-in-class protection and diagnostic reporting features.
•	Enhanced Silicon Labs’ Si479xx automotive tuner family with software-defined radio technology addressing the market need to support all global digital radio standards with a common platform.

Business Highlights

•	Hosted the Z-Wave Alliance’s Fall Summit in Austin, convening members, partners and thought leaders for a series of presentations, panels and workshops on the future of Z-Wave technology and the smart home market.
•	Announced the acquisition of Qulsar’s IEEE 1588 precision time protocol (PTP) software and module assets enabling Silicon Labs to address the fast-growing IEEE 1588 market with turnkey, carrier-grade solutions simplifying integration and accelerating time to market for a wide range of applications.

•	Awarded the Chamberlain Group’s “Innovation and Technology Solutions” supplier award.

•	Added Megan Lueders to Silicon Labs’ executive team as Chief Marketing Officer to lead the company’s global marketing team responsible for brand management, sales pipeline acceleration and customer experience.

Business Outlook

The company expects fourth quarter revenue to be in the range of $217 to $227 million, with Infrastructure up, IoT flat, and a decline in Broadcast and Access, and estimates the following:

On a GAAP basis:

•	GAAP gross margin at approximately 60.3%.
•	GAAP operating expenses at approximately $113 million.
•	GAAP effective tax rate of 8.0%.
•	GAAP diluted earnings per share between $0.33 and $0.43.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin at approximately 60.5%.
•	Non-GAAP operating expenses at approximately $90 million.
•	Non-GAAP effective tax rate at 11.5%.
•	Non-GAAP diluted earnings per share between $0.84 and $0.94.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10135403. The replay will be available through November 23, 2019.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs' current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will," and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks associated with international activities (including trade barriers); risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs' business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Revenues	$223,294	$230,243	$618,116	$652,733
Cost of revenues	89,204	94,616	241,103	261,577
Gross profit	134,090	135,627	377,013	391,156
Operating expenses:
Research and development	62,552	61,091	187,974	175,414
Selling, general and administrative	47,718	49,406	145,571	148,896
Operating expenses	110,270	110,497	333,545	324,310
Operating income	23,820	25,130	43,468	66,846
Other income (expense):
Interest income and other, net	3,172	2,109	9,691	6,920
Interest expense	(5,126)	(4,932)	(15,128)	(14,703)
Income before income taxes	21,866	22,307	38,031	59,063
Provision (benefit) for income taxes	1,685	(5,454)	28,481	(9,383)
Net income	$20,181	$27,761	$9,550	$68,446

Earnings per share:
Basic	$0.47	$0.64	$0.22	$1.59
Diluted	$0.45	$0.63	$0.22	$1.55

Weighted-average common shares outstanding:
Basic	43,358	43,256	43,311	43,177
Diluted	44,634	44,194	44,120	44,135

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended September 28, 2019
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$223,294

Gross profit	134,090	60.1%	$344	$--	$134,434	60.2%

Research and development	62,552	28.0%	6,474	6,946	49,132	22.0%

Selling, general and administrative	47,718	21.4%	6,970	2,469	38,279	17.1%

Operating income	23,820	10.7%	13,788	9,415	47,023	21.1%

	Three Months Ended September 28, 2019
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$20,181	$13,788	$9,415	$2,930	$(3,627)	$42,687

Diluted shares outstanding	44,634					44,634

Diluted earnings per share	$0.45					$0.96

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending December 28, 2019
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	60.3%	0.2%	60.5%

Operating expenses	$113	$23	$90

Effective tax rate	8.0%	3.5%	11.5%

Diluted earnings per share - low	$0.33	$0.51	$0.84

Diluted earnings per share - high	$0.43	$0.51	$0.94

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$237,056	$197,043
Short-term investments	457,879	416,779
Accounts receivable, net	76,169	73,194
Inventories	71,453	74,972
Prepaid expenses and other current assets	52,609	64,650
Total current assets	895,166	826,638
Property and equipment, net	136,601	139,049
Goodwill	397,344	397,344
Other intangible assets, net	140,941	170,832
Other assets, net	67,126	90,491
Total assets	$1,637,178	$1,624,354

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,724	$41,171
Deferred revenue and returns liability	21,827	22,494
Other current liabilities	71,485	81,180
Total current liabilities	132,036	144,845
Convertible debt	364,802	354,771
Other non-current liabilities	56,586	57,448
Total liabilities	553,424	557,064
Commitments and contingencies
Stockholders' equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 43,373 and 43,088 shares issued and outstanding at September 28, 2019 and December 29, 2018, respectively	4	4
Additional paid-in capital	112,251	107,517
Retained earnings	970,893	961,343
Accumulated other comprehensive income (loss)	606	(1,574)
Total stockholders' equity	1,083,754	1,067,290
Total liabilities and stockholders' equity	$1,637,178	$1,624,354

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Operating Activities
Net income	$9,550	$68,446
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	12,675	11,781
Amortization of other intangible assets and other assets	29,891	33,322
Amortization of debt discount and debt issuance costs	10,031	9,578
Stock-based compensation expense	40,042	36,893
Deferred income taxes	24,531	(2,994)
Changes in operating assets and liabilities:
Accounts receivable	(2,975)	2,518
Inventories	3,512	5,066
Prepaid expenses and other assets	23,401	6,349
Accounts payable	6,419	8,675
Other current liabilities and income taxes	(15,602)	(23,814)
Deferred income, deferred revenue and returns liability	(667)	(2,816)
Other non-current liabilities	(5,957)	(7,878)
Net cash provided by operating activities	134,851	145,126

Investing Activities
Purchases of available-for-sale investments	(306,645)	(253,973)
Sales and maturities of available-for-sale investments	268,140	371,885
Purchases of property and equipment	(12,773)	(18,267)
Purchases of other assets	(7,132)	(9,088)
Acquisition of business, net of cash acquired	--	(239,729)
Net cash used in investing activities	(58,410)	(149,172)

Financing Activities
Payment of debt issuance costs	(1,127)	--
Repurchases of common stock	(26,716)	(24,272)
Payment of taxes withheld for vested stock awards	(15,693)	(18,927)
Proceeds from the issuance of common stock	7,108	6,585
Payment of acquisition-related contingent consideration	--	(3,380)
Net cash used in financing activities	(36,428)	(39,994)

Increase (decrease) in cash and cash equivalents	40,013	(44,040)
Cash and cash equivalents at beginning of period	197,043	269,366
Cash and cash equivalents at end of period	$237,056	$225,326